CEC ANNOUNCES 3Q17 RESULTS …PG 1

Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS RESULTS FOR THIRD QUARTER ENDED SEPTEMBER 30, 2017

University Group total enrollments, revenue and operating income show growth versus the prior year quarter

Schaumburg, Ill. (November 2, 2017) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the third quarter and year to date ended September 30, 2017.

University Group and Corporate (Ongoing Operations) Third Quarter Highlights:

•	Total enrollments increased 2.5 percent as compared to the prior year partially driven by an increase in new enrollments of 5.8 percent for the current quarter as compared to the prior year quarter
•

Operating income of $23.6 million for the current quarter as compared to the prior year quarter operating income of $16.2 million, a 45.9 percent increase primarily driven by operating efficiencies within the University Group as well as improving enrollment trends

•	Revenue of $141.5 million for the current quarter as compared to revenue of $139.5 million in the prior year quarter, with the increase partially driven by growth in total and new enrollments

3rd Quarter Consolidated Results:

•	Operating income of $4.5 million for the current quarter as compared to an operating loss of $0.7 million for the prior year quarter
•

Revenue of $145.0 million for the current quarter as compared to revenue of $167.6 million for the prior year quarter, with the decline expected and driven by the continued progress toward teach-out completion of the Transitional Group and Culinary Arts campuses

•

Ended the quarter with $175.9 million in cash, cash equivalents, restricted cash and available-for-sale short-term investments, which represents a $3.9 million increase as compared to the second quarter of 2017

“We continued to experience better than expected enrollment trends and operating efficiencies during the third quarter, and are on track to close 2017 ahead of our initial expectations for the year,” said Todd Nelson, President and Chief Executive Officer. “Much of the momentum we are experiencing in the quarter is related to the success of initiatives we implemented throughout the year to pursue sustainable and responsible growth, including investments in technology and student support processes. We remain encouraged by the level of student engagement, retention and outcomes we are experiencing, and we expect to see continued enrollment growth in the fourth quarter of 2017.”

CEC ANNOUNCES 3Q17 RESULTS …PG 2

REVENUE

For the quarter and year to date ended September 30, 2017, total revenue was $145.0 million and $453.3 million representing a decrease of 13.5 percent and 17.4 percent, respectively, compared to total revenue of $167.6 million and $549.1 million for the quarter and year to date ended September 30, 2016, respectively. The decrease was primarily driven by declining revenues within the Transitional Group and Culinary Arts segments. The Culinary Arts segment completed its teach-out as of September 30, 2017 and the remaining eight Transitional Group campuses will complete their teach-outs through 2018.

Total revenue for the University Group was $141.5 million and $427.2 million representing an increase of 1.4 percent and 0.1 percent, respectively, for the quarter and year to date ended September 30, 2017 as compared to the respective prior year periods.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Revenue ($ in thousands)	2017	2016	Increase (Decrease)	2017	2016	Increase (Decrease)
CTU	$91,319	$90,921	0.4%	$276,558	$274,623	0.7%
AIU	50,150	48,542	3.3%	150,618	152,123	-1.0%
Total University Group	141,469	139,463	1.4%	427,176	426,746	0.1%
Corporate and Other	—	—	NM	—	—	NM
Subtotal	141,469	139,463	1.4%	427,176	426,746	0.1%
Culinary Arts (1)	2,367	21,369	-88.9%	19,302	89,990	-78.6%
Transitional Group (1)	1,150	6,793	-83.1%	6,839	32,401	-78.9%
Total	$144,986	$167,625	-13.5%	$453,317	$549,137	-17.4%

(1)	Teach-out campuses included in the Transitional Group no longer enroll new students. The Culinary Arts campuses completed their teach-outs as of September 30, 2017.

CEC ANNOUNCES 3Q17 RESULTS …PG 3

TOTAL AND NEW STUDENT ENROLLMENTS

As of the end of the third quarter of 2017, total student enrollments for the University Group were 32,700, compared to 31,900 as of the prior year quarter end representing a 2.5 percent increase.

	As of September 30,
Total Student Enrollments	2017	2016	Increase (Decrease)
CTU	21,600	21,400	0.9%
AIU	11,100	10,500	5.7%
Total University Group	32,700	31,900	2.5%
Culinary Arts (1)	—	3,500	NM
Transitional Group	200	1,100	NM
Total	32,900	36,500	-9.9%

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
New Student Enrollments	2017	2016	Increase (Decrease)	2017	2016	Increase (Decrease)
CTU (2)	5,980	5,390	10.9%	16,170	15,240	6.1%
AIU (2)	3,100	3,190	-2.8%	11,020	10,600	4.0%
Total University Group (2)	9,080	8,580	5.8%	27,190	25,840	5.2%
Culinary Arts (1)	—	—	NM	—	990	NM
Transitional Group (3)	—	10	NM	—	90	NM
Total	9,080	8,590	5.7%	27,190	26,920	1.0%

(1)	Culinary Arts campuses completed their teach-outs as of September 30, 2017.
(2)

New student enrollments were impacted by a change to how the Company records certain cancelled students which began in the third quarter of 2016. There is no impact to the third quarter of 2017 as both the current year quarter and the prior year quarter are calculated on the same basis. However, excluding the impact of this change, new student enrollments for the year to date ended September 30, 2017 as compared to the prior year to date would have increased 4.0 percent for CTU, decreased 0.9 percent for AIU and increased 2.0 percent for the University Group.

(3)	Teach-out campuses within the Transitional Group no longer enroll new students; students who re-enter after 365 days are reported as new student enrollments.

CEC ANNOUNCES 3Q17 RESULTS …PG 4

OPERATING INCOME (LOSS)

For the quarter and year to date ended September 30, 2017, the Company recorded operating income of $4.5 million and $23.4 million, respectively, compared to operating loss of $0.7 million and operating income of $23.6 million for the quarter and year to date ended September 30, 2016, respectively. Total University Group and Corporate operating income of $23.6 million and $70.0 million for the quarter and year to date ended September 30, 2017, respectively, increased 45.9 percent and 11.9 percent as compared to the respective prior year periods.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Operating Income ($ in thousands)	2017	2016	Increase (Decrease)	2017	2016	Increase (Decrease)
CTU	$27,565	$21,486	28.3%	$78,649	$70,693	11.3%
AIU	2,256	291	675.3%	7,987	9,036	-11.6%
Total University Group	29,821	21,777	36.9%	86,636	79,729	8.7%
Corporate and Other	(6,199)	(5,587)	-11.0%	(16,595)	(17,160)	3.3%
Subtotal	23,622	16,190	45.9%	70,041	62,569	11.9%
Culinary Arts	(14,027)	(1,801)	NM	(25,039)	1,666	NM
Transitional Group	(5,056)	(15,095)	66.5%	(21,578)	(40,672)	46.9%
Total	$4,539	$(706)	742.9%	$23,424	$23,563	-0.6%

CEC ANNOUNCES 3Q17 RESULTS …PG 5

ADJUSTED OPERATING INCOME (LOSS)

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See tables below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

As shown in the table below, adjusted operating income for the University Group and Corporate was $26.2 million and $77.7 million for the quarter and year to date ended September 30, 2017, respectively. Adjusted operating loss for the Transitional Group and Culinary Arts was $10.8 million and $31.8 million for the quarter and year to date ended September 30, 2017, respectively.

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
Adjusted Operating Income (Loss)	2017	2016	2017	2016
University Group and Corporate:
Operating income (1)	$23,622	$16,190	$70,041	$62,569
Depreciation and amortization (1)	2,605	2,594	7,695	8,474
Asset impairments (1)	—	—	—	237
Unused space charges (1) (2)	—	—	—	1,118
Adjusted Operating Income -- University Group and Corporate (1)	$26,227	$18,784	$77,736	$72,398

Increase (Decrease)	39.6%		7.4%

Transitional Group and Culinary Arts:
Operating loss (3)	$(19,083)	$(16,896)	$(46,617)	$(39,006)
Depreciation and amortization (3)	977	2,621	3,673	8,512
Unused space charges (2) (3)	7,347	4,983	11,158	14,123
Adjusted Operating Loss -- Transitional and Culinary Arts (3)	$(10,759)	$(9,292)	$(31,786)	$(16,371)

Increase (Decrease)	-15.8%		-94.2%

(1)	Amounts relate to the University Group and Corporate.
(2)	Unused space charges represent the net present value of remaining lease obligations for vacated space less an estimated amount for sublease income.
(3)	Amounts relate to the Transitional Group and Culinary Arts.

CEC ANNOUNCES 3Q17 RESULTS …PG 6

BALANCE SHEET AND CASH FLOW

Net cash provided by operating activities was $5.1 million compared to net cash provided by operating activities of $9.7 million for the quarters ended September 30, 2017 and 2016, respectively. For the year to date ended September 30, 2017, net cash flows used in operations was $29.1 million as compared to net cash provided of $16.3 million for the year to date ended 2016.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Selected Cash Flow Items	2017	2016	Increase (Decrease)	2017	2016	Increase (Decrease)
Net cash provided by (used in) operating activities	$5,139	$9,697	-47.0%	$(29,107)	$16,264	-279.0%
Capital expenditures	$1,280	$1,382	-7.4%	$3,426	$3,352	2.2%

As of September 30, 2017 and December 31, 2016, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $175.9 million and $207.2 million, respectively.

OUTLOOK

The substantial completion of the teach-outs and continued execution against its strategy has provided the Company further visibility related to its 2017 operating results. As a result, the Company is providing an update to its previous outlook for adjusted operating losses related to its teach-out operations and for ending cash balances for 2017. The Company currently expects the following results, subject to the updated key assumptions identified below (see the GAAP to non-GAAP reconciliation for adjusted operating income (loss) attached to this press release for further details):

•	University Group and Corporate adjusted operating income in the range of $100 to $105 million for the full year 2017, compared to $89 million in 2016.
•

New and total student enrollment growth at both Universities in the fourth quarter of 2017, primarily driven by our ongoing initiatives and investments in student support operations, including our Phoenix admissions and advising centers as well as the academic calendar redesign at AIU.

•

Adjusted operating loss for the Transitional Group and Culinary Arts segments in the range of $40 million to $45 million in 2017, compared to adjusted operating loss of $30 million in 2016, and in the range of $10 million to $15 million in 2018 as the Company winds down the remaining eight teach-out campuses.

•

End of year cash, cash equivalents, restricted cash and available-for-sale short-term investments, net of any borrowings, as reported on the consolidated balance sheets of approximately $160 million to $165 million for the year ending December 31, 2017, and expected to increase in 2018.

Operating income (loss), which is the most directly comparable GAAP measure to adjusted operating income (loss), may not follow the same trends as discussed in the outlook above because of adjustments made for unused space charges that represent the present value of future remaining lease obligations for vacated space less an estimated amount for sublease income as well as depreciation, amortization, asset impairment charges and significant legal settlements. The operating income (loss) and adjusted operating income (loss) and cash outlook provided above for 2017 and 2018 are based on the following updated key assumptions and factors, among others: (i) prospective student interest in the Company’s programs continues to trend in line with recent experiences, (ii) modest total enrollment growth within the University Group, (iii) availability and retention of qualified personnel for ongoing investments in our student support operations, (iv) achievement of recovery rates for the Company’s real estate obligations and timing of any associated lease termination payments consistent with the Company’s historical experiences, (v) no material changes in the legal or regulatory environment and excludes legal and regulatory liabilities which are not probable and estimable at this time, and any impact of new or proposed regulations, including the “borrower defense to repayment” regulations and the gainful employment regulation and any modifications thereto, and (vi) consistent working capital movements in line with historical operating trends and potential impacts of teach-out campuses on working capital in line with expectations. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current events and actions that may be undertaken in the future, actual results could differ materially from these estimates.

CEC ANNOUNCES 3Q17 RESULTS …PG 7

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Thursday, November 2, 2017 at 5:30 p.m. Eastern time to discuss its third quarter and year to date 2017 results. Interested parties can access the live webcast of the conference call and the related presentation materials at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 844-378-6484 (domestic) or 412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website.

ABOUT CAREER EDUCATION CORPORATION

Career Education’s academic institutions offer a quality education to a diverse student population in a variety of disciplines through online, campus-based and blended learning programs. The Company’s two universities – American InterContinental University (“AIU”) and Colorado Technical University (“CTU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities predominantly serve students online with career-focused degree programs that are designed to meet the educational demands of today’s busy adults. AIU and CTU continue to show innovation in higher education, advancing new personalized learning technologies like their intellipath™ adaptive learning platform. Career Education is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of individual campus locations and web links to Career Education’s institutions can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “estimate,” “continue,” “on track,” “outlook,” “trend” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the gainful employment, 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of recently issued “defense to repayment” regulations and any modifications thereto; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; our ability to successfully defend litigation and other claims brought against us; the success of our initiatives to improve student experiences, retention and outcomes; the ability of our new student admissions and advising centers in Phoenix, Arizona, to achieve anticipated operating performance; negative trends in the real estate market which could impact the costs related to teaching out campuses and the success of our initiatives to reduce our real estate obligations; our ability to achieve anticipated cost savings and business efficiencies; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and its subsequent filings with the Securities and Exchange Commission.

###

CEC ANNOUNCES 3Q17 RESULTS …PG 8

CONTACT

Investors:

Alpha IR Group

Chris Hodges or Sam Gibbons

(312) 445-2870

CECO@alpha-ir.com

Or

Media:

Career Education Corporation

(847) 585-2600

media@careered.com

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$16,276	$49,507
Restricted cash	789	1,375
Restricted short-term investments	7,070	8,597
Short-term investments	151,803	147,681
Total cash and cash equivalents, restricted cash and short-term investments	175,938	207,160

Student receivables, net	21,134	22,825
Receivables, other, net	996	929
Prepaid expenses	8,769	14,446
Inventories	991	1,868
Other current assets	1,112	817
Assets of discontinued operations	171	148
Total current assets	209,111	248,193

NON-CURRENT ASSETS:
Property and equipment, net	33,278	40,512
Goodwill	87,356	87,356
Intangible assets, net	7,900	8,500
Student receivables, net	2,622	3,055
Deferred income tax assets, net	147,990	158,272
Other assets	7,018	7,608
Assets of discontinued operations	5,922	6,105
TOTAL ASSETS	$501,197	$559,601

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,780	$10,099
Accrued expenses:
Payroll and related benefits	31,646	41,203
Advertising and production costs	10,732	10,253
Income taxes	1,898	1,830
Other	35,127	69,244
Deferred tuition revenue	22,401	28,364
Liabilities of discontinued operations	6,434	8,219
Total current liabilities	120,018	169,212

NON-CURRENT LIABILITIES:
Deferred rent obligations	16,253	30,713
Other liabilities	23,384	31,751
Liabilities of discontinued operations	2,156	6,422
Total non-current liabilities	41,793	68,886

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	843	835
Additional paid-in capital	619,483	613,325
Accumulated other comprehensive income (loss)	144	(258)
Accumulated deficit	(63,745)	(76,230)
Cost of shares in treasury	(217,339)	(216,169)
Total stockholders' equity	339,386	321,503
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$501,197	$559,601

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND

COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts and percentages)

	For the Quarter Ended September 30,
	2017	% of Total Revenue	2016	% of Total Revenue
REVENUE:
Tuition and fees	$144,408	99.6%	$166,819	99.5%
Other	578	0.4%	806	0.5%
Total revenue	144,986		167,625
OPERATING EXPENSES:
Educational services and facilities	37,788	26.1%	51,393	30.7%
General and administrative	99,077	68.3%	111,723	66.7%
Depreciation and amortization	3,582	2.5%	5,215	3.1%
Total operating expenses	140,447	96.9%	168,331	100.4%
Operating income (loss)	4,539	3.1%	(706)	-0.4%
OTHER INCOME (EXPENSE):
Interest income	474	0.3%	334	0.2%
Interest expense	(114)	-0.1%	(117)	-0.1%
Miscellaneous income	196	0.1%	10	0.0%
Total other income	556	0.4%	227	0.1%
PRETAX INCOME (LOSS)	5,095	3.5%	(479)	-0.3%
Provision for income taxes	1,597	1.1%	21	0.0%

INCOME (LOSS) FROM CONTINUING OPERATIONS	3,498	2.4%	(500)	-0.3%
Loss from discontinued operations, net of tax	(476)	-0.3%	(186)	-0.1%
NET INCOME (LOSS)	3,022	2.1%	(686)	-0.4%

OTHER COMPREHENSIVE INCOME, net of tax:
Foreign currency translation adjustments	105		47
Unrealized gain on investments	—		370
Total other comprehensive income	105		417
COMPREHENSIVE INCOME (LOSS)	$3,127		$(269)

NET INCOME (LOSS) PER SHARE - BASIC and DILUTED:
Income (loss) from continuing operations	$0.05		$(0.01)
Loss from discontinued operations	(0.01)		—
Net income (loss) per share	$0.04		$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	69,082		68,460
Diluted	70,865		68,460

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND

COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended September 30,
	2017	% of Total Revenue	2016	% of Total Revenue
REVENUE:
Tuition and fees	$451,292	99.6%	$546,036	99.4%
Other	2,025	0.4%	3,101	0.6%
Total revenue	453,317		549,137
OPERATING EXPENSES:
Educational services and facilities	114,367	25.2%	170,993	31.1%
General and administrative	304,158	67.1%	337,358	61.4%
Depreciation and amortization	11,368	2.5%	16,986	3.1%
Asset impairment	—	0.0%	237	0.0%
Total operating expenses	429,893	94.8%	525,574	95.7%
Operating income	23,424	5.2%	23,563	4.3%
OTHER INCOME:
Interest income	1,328	0.3%	900	0.2%
Interest expense	(340)	-0.1%	(469)	-0.1%
Miscellaneous income (expense)	489	0.1%	(4)	0.0%
Total other income	1,477	0.3%	427	0.1%
PRETAX INCOME	24,901	5.5%	23,990	4.4%
Provision for income taxes	11,143	2.5%	8,776	1.6%

INCOME FROM CONTINUING OPERATIONS	13,758	3.0%	15,214	2.8%
Loss from discontinued operations, net of tax	(1,273)	-0.3%	(1,050)	-0.2%
NET INCOME	12,485	2.8%	14,164	2.6%

OTHER COMPREHENSIVE INCOME, net of tax:
Foreign currency translation adjustments	368		143
Unrealized gain on investments	34		824
Total other comprehensive income	402		967
COMPREHENSIVE INCOME	$12,887		$15,131

NET INCOME PER SHARE - BASIC and DILUTED:
Income from continuing operations	$0.20		$0.22
Loss from discontinued operations	(0.02)		(0.01)
Net income per share	$0.18		$0.21

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	68,897		68,328
Diluted	70,660		68,889

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,485	$14,164
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Asset impairment	—	237
Depreciation and amortization expense	11,368	16,986
Bad debt expense	21,516	23,201
Compensation expense related to share-based awards	3,616	2,251
Deferred income taxes	10,282	7,373
Gain on disposition of property and equipment	—	(438)
Changes in operating assets and liabilities:	(88,374)	(47,510)
Net cash (used in) provided by operating activities	(29,107)	16,264

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(202,050)	(137,755)
Sales of available-for-sale investments	199,340	99,718
Purchases of property and equipment	(3,426)	(3,352)
Proceeds on the sale of assets	—	3,600
Payments of cash upon sale of businesses	—	(62)
Net cash used in investing activities	(6,136)	(37,851)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	2,548	581
Payment on borrowings	—	(38,000)
Payments of employee tax associated with stock compensation	(1,170)	(550)
Net cash provided by (used in) financing activities	1,378	(37,969)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	48	(150)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(33,817)	(59,706)
CASH AND CASH EQUIVALENTS, beginning of the period	50,882	116,740
CASH AND CASH EQUIVALENTS, end of the period	$17,065	$57,034

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended September 30,
	2017	2016
REVENUE:
CTU	$91,319	$90,921
AIU	50,150	48,542
Total University Group	141,469	139,463
Corporate and Other	—	—
Subtotal	141,469	139,463
Culinary Arts	2,367	21,369
Transitional Group	1,150	6,793
Total	$144,986	$167,625

OPERATING INCOME (LOSS):
CTU	$27,565	$21,486
AIU	2,256	291
Total University Group	29,821	21,777
Corporate and Other	(6,199)	(5,587)
Subtotal	23,622	16,190
Culinary Arts	(14,027)	(1,801)
Transitional Group	(5,056)	(15,095)
Total	$4,539	$(706)

OPERATING MARGIN (LOSS):
CTU	30.2%	23.6%
AIU	4.5%	0.6%
Total University Group	21.1%	15.6%
Corporate and Other	NM	NM
Subtotal	16.7%	11.6%
Culinary Arts	NM	-8.4%
Transitional Group	NM	NM
Total	3.1%	-0.4%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended September 30,
	2017	2016
REVENUE:
CTU	$276,558	$274,623
AIU	150,618	152,123
Total University Group	427,176	426,746
Corporate and Other	—	—
Subtotal	427,176	426,746
Culinary Arts	19,302	89,990
Transitional Group	6,839	32,401
Total	$453,317	$549,137

OPERATING INCOME (LOSS):
CTU	$78,649	$70,693
AIU	7,987	9,036
Total University Group	86,636	79,729
Corporate and Other	(16,595)	(17,160)
Subtotal	70,041	62,569
Culinary Arts	(25,039)	1,666
Transitional Group	(21,578)	(40,672)
Total	$23,424	$23,563

OPERATING MARGIN (LOSS):
CTU	28.4%	25.7%
AIU	5.3%	5.9%
Total University Group	20.3%	18.7%
Corporate and Other	NM	NM
Subtotal	16.4%	14.7%
Culinary Arts	NM	1.9%
Transitional Group	NM	NM
Total	5.2%	4.3%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	ACTUAL		ACTUAL
Adjusted Operating Income (Loss)	2017	2016	2017	2016
University Group and Corporate:
Operating income (2) (3)	$23,622	$16,190	$70,041	$62,569
Depreciation and amortization (3)	2,605	2,594	7,695	8,474
Asset impairments (3)	—	—	—	237
Unused space charges (3) (4)	—	—	—	1,118
Adjusted Operating Income -- University Group and Corporate (5)	$26,227	$18,784	$77,736	$72,398

Transitional Group and Culinary Arts:
Operating loss (2) (6)	$(19,083)	$(16,896)	$(46,617)	$(39,006)
Depreciation and amortization (6)	977	2,621	3,673	8,512
Unused space charges (4) (6)	7,347	4,983	11,158	14,123
Adjusted Operating Loss -- Transitional and Culinary Arts (5)	$(10,759)	$(9,292)	$(31,786)	$(16,371)

	For the Second Half July-December 31,		For the Year Ended December 31,
	ACTUAL	OUTLOOK	ACTUAL	OUTLOOK
Adjusted Operating Income (Loss)	2016	2017	2016	2017	2018
University Group and Corporate:
Operating income (2) (3)	$(1,662)	$43 - $48M	$44,717	$90 - $95M	Growth vs 2017
Depreciation and amortization (3)	5,284	~5M	11,164	~10M	2017 levels
Asset impairments (3)	—	None Assumed	237	None Assumed
Unused space charges (3) (4)	16	None Assumed	1,134	None Assumed
Significant legal settlements (3)	32,000	None Assumed	32,000	None Assumed
Adjusted Operating Income -- University Group and Corporate (5)	$35,638	$48 - $53M	$89,252	$100 - $105M	Growth vs 2017

Transitional Group and Culinary Arts:
Operating loss (2) (6)	$(54,951)	($31 - $36M)	$(77,061)	($59 - $64M)	($15 - $20M)
Depreciation and amortization (6)	5,692	~1M	11,583	~4M	-
Asset impairments (6)	927	None Assumed	927	None Assumed
Unused space charges (4) (6)	25,579	~11M	34,719	~15M	~5M
Adjusted Operating Loss -- Transitional and Culinary Arts (5)	$(22,753)	($19 - $24M)	$(29,832)	($40 - $45M)	($10 - $15M)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income (loss) allows it to analyze and assess its ongoing operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as unused space charges and significant legal reserves. In evaluating adjusted operating income (loss), investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income (loss) should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income (loss) has limitations as an analytical tool, and it should not be considered in isolation, or as a substitute for net income (loss), operating income (loss), or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)

Operating income for the University Group and Corporate and operating loss for the Transitional Group and Culinary Arts make up the components of operating income (loss). A reconciliation of these components for the quarters and years to date ended September 30, 2017 and 2016 is presented below:

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	ACTUAL		ACTUAL
	2017	2016	2017	2016
Operating income for University Group and Corporate	$23,622	$16,190	$70,041	$62,569
Operating loss for Culinary Arts and Transitional	(19,083)	(16,896)	(46,617)	(39,006)
Operating income (loss)	$4,539	$(706)	$23,424	$23,563
(3)	Amounts relate to the University Group and Corporate.
(4)

Unused space charges represent the net present value of remaining lease obligations for vacated space less an estimated amount for sublease income. These charges relate to exiting leased space as the Company continues to right-size the organization and therefore are not considered representative of ongoing operations.

(5)

Management assesses results of operations for the University Group and Corporate separately from the Transitional Group and Culinary Arts. As the Transitional Group and Culinary Arts campuses have been announced for teach-out or have been taught out, management views these operations as not reflective of the ongoing business. As a result, management views adjusted operating income from the University Group and Corporate separately from the remainder of the organization, to assess results and make decisions.

(6)	Amounts relate to the Transitional Group and Culinary Arts.